LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Renzo Isler, a Director of Business Men's Assurance Company of America (the "Company"), a corporation duly organized under the laws of the state of Missouri, do hereby appoint appoint Robert T. Rakich and Vernon W. Voorhees, each individually, as my attorney and agent, for me, and in my name as a Director of the Company on behalf of the company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of a security under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.


     WITNESS my hand and seal this fourteenth day of April, 2000.

WITNESS:


/S/ RENZO ISLER
-----------------------


           LIMITED POWER OF ATTORNEY




KNOW ALL MEN BY THESE PRESENTS, that I, Mel G. Carvill, a Director of Business Men's Assurance Company of America (the "Company"), a corporation duly organized under the laws of the state of Missouri, do hereby appoint appoint Robert T. Rakich and Vernon W. Voorhees, each individually, as my attorney and agent, for me, and in my name as a Director of the Company on behalf of the company or otherwise, with full power to execute, deliver and file with the Securities and Exchange Commission all documents required for registration of a security under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and to do and perform each and every act that said attorney may deem necessary or advisable to comply with the intent of the aforesaid Acts.


     WITNESS my hand and seal this seventeenth day of April, 2000.

WITNESS:


/S/ MEL G. CARVILL
-----------------------